                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 16, 1997





                             BANNER AEROSPACE, INC.
                            -------------------------
            (Exact name of Registrant as specified in its charter)



                   DELAWARE                            95-2039311
                   --------                            ----------
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)


    300 WEST SERVICE ROAD, PO BOX 20260
               WASHINGTON, DC                              20041
               --------------                              -----
  (Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code      (703) 478-5790
                                                        --------------

ITEM 2.   ACQUISITION OF ASSETS

         On January 16, 1997, Banner Aerospace, Inc., a Delaware corporation (the "Company"), through its subsidiary, Dallas Aerospace, Inc., consummated the acquisition of PB Herndon Company, a Missouri corporation ("PB Herndon") by acquiring 100% of the outstanding stock of PB Herndon from the shareholders of PB Herndon ("Sellers").

         At closing, the cash purchase price of $14.7 million was paid to the Sellers. The purchase price was based upon PB Herndon's net assets as of September 30, 1996 plus capital contributions made by the Sellers after August 31, 1996. In addition, the Company paid $1.3 million to the Sellers to repay loans made from the Sellers to PB Herndon.

         To finance the acquisition of PB Herndon, the Company borrowed $16.0 million under a subordinated loan agreement from RHI Holdings, Inc., which is a wholly-owned subsidiary of The Fairchild Corporation.

         PB Herndon, located in Earth City, Missouri, is a distributor of specialty fastener lines and other aerospace related components. PB Herndon sells its products to original equipment manufacturers ("OEMs"), commercial and military customers in the aerospace industry and to the US Government.

         The Company is a leading international supplier to the aerospace industry as a distributor, providing a wide range of aircraft parts and related support services. The Company, through its subsidiaries, sells its products in the United States and abroad to most of the world's commercial airlines, as well as to air cargo carriers, OEMs, other distributors, fixed-base operations, corporate aircraft operators and other aerospace and non-aerospace companies.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         The following financial statements, pro forma financial information and exhibits are filed as a part of this report.

(a)      Financial Statements of Business Acquired:

         Audited Financial Statements of PB Herndon Company                                      Pages
         --------------------------------------------------                                      -----
                  Report of Independent Public Accountants                                            4

                  Balance Sheet as of June 30, 1996                                                   5

                  Statement of Income and Retained Earnings for the
                  fiscal year ended June 30, 1996                                                     6

                  Statement of Cash Flows for the fiscal year ended June 30, 1996                     7

                  Notes to the Financial Statements                                              8 - 11

         Unaudited Interim Financial Statements of PB Herndon Company
         ------------------------------------------------------------

                  Balance Sheet as of September 30, 1996                                             12

                  Statement of Income for the three months ended September 30, 1996                  13

                  Statement of Cash Flows for the three months ended September 30, 1996              14

(b)      Unaudited Pro Forma Financial Information:

         Banner Aerospace, Inc. and PB Herndon Company Unaudited Pro Forma Condensed Consolidated Financial Information

                 Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                  September 30, 1996                                                                  16

                  Unaudited Pro Forma Condensed Consolidated Income Statements for the
                  fiscal year ended March 31, 1996 and six months ended September 30, 1996       17 - 18

                  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements            19

(c)      Exhibits:

         2.1 Stock purchase agreement between Dallas Aerospace, Inc., and PB Herndon Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Banner Aerospace, Inc.


                                             By   /s/ WARREN D. PERSAVICH
                                             ----------------------------------
                                                      Warren D. Persavich
                                                      Senior Vice President &
                                                      Chief Financial Officer


                                             By   /s/ EUGENE W. JURIS
                                             ----------------------------------
                                                      Eugene W. Juris
                                                      Vice President
                                                      Finance & Secretary

Dated:  January 24, 1997

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
PB Herndon Company
Earth City, Missouri

We have audited the accompanying balance sheet of PB Herndon Company as of June 30, 1996, and the related statements of income, and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PB Herndon Company as of June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Peter C. Sharamitaro, Jr., CPA, P.C.
August 1, 1996

                               PB HERNDON COMPANY

                                  BALANCE SHEET

                                  June 30, 1996

                                     ASSETS

(In thousands)                                                                   1996
                                                                          ---------------------
Current Assets:
    Cash                                                                  $                  61
    Accounts receivable                                                                   1,436
    Current portion of notes receivable, officers                                             5
    Inventory                                                                            12,361
    Prepaid expenses                                                                         17
    Deferred tax asset (Note 7)                                                              22
                                                                          ---------------------

              Total current assets                                                       13,902

Equipment, net (Note 2)                                                                     388

Other assets (Note 3)                                                                       429
                                                                          ---------------------

            Total assets                                                  $              14,719
                                                                          =====================

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Note payable -- line of credit (Note 4)                               $               6,780
    Current portion of capital lease obligations (Note 5)                                    67
    Accounts payable                                                                      3,811
    Accrued expenses                                                                        102
    Income taxes payable (Note 7)                                                           327
                                                                          ---------------------

              Total current liabilities                                                  11,087
                                                                          ---------------------

Long-Term Liabilities:
    Obligations under capital leases (Note 5)                                               219
    Deferred income taxes (Note 7)                                                            8
                                                                          ---------------------

            Total long-term liabilities                                                     227
                                                                          ---------------------

            Total liabilities                                                            11,314
                                                                          ---------------------

Stockholders' Equity:
    Common stock, Class A, voting, $1 par value, Authorized--5,000 shares
        Issued and outstanding -- 1,000 shares                                                1
    Common stock, Class B, non-voting, $1 par value
        Authorized--25,000 shares, Issued and outstanding--9,000 shares                       9
    Retained earnings                                                                     3,395
                                                                          ---------------------

            Total stockholders' equity                                                    3,405
                                                                          ---------------------

            Total liabilities and stockholders' equity                    $              14,719
                                                                          =====================



                   The accompanying notes are an integral part
                          of the financial statements.

                               PB HERNDON COMPANY

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                     For the fiscal year ended June 30, 1996


(In thousands)
Sales                                                                      $            15,158

Cost of sales                                                                           10,775
                                                                           -------------------

    Gross profit                                                                         4,383

Selling, general and administrative expenses                                             3,107
                                                                           -------------------

    Income from operations                                                               1,276

Interest expense, net                                                                      353
                                                                           -------------------

    Income before income taxes                                                             923

Provisions for income taxes (Note 7)                                                       356
                                                                           -------------------

    Net income                                                                             567

Retained earnings, beginning of year                                                     2,828
                                                                           -------------------

Retained earnings, end of year                                             $             3,395
                                                                           ===================


                   The accompanying notes are an integral part
                          of the financial statements.

                               PB HERNDON COMPANY

                             STATEMENT OF CASH FLOWS

                     For the fiscal year ended June 30, 1996

(In thousands)
Cash flows used for operating activities:
    Net income                                                             $               567
    Adjustment to reconcile net income
        to net cash used for operating activities:
        Depreciation and amortization                                                      118
        Loss on sale of assets                                                               7
        Change in accounts receivable                                                     (430)
        Change in inventories                                                           (6,780)
        Change in payables and accrued liabilities                                       2,798
        Change in other current assets                                                     (29)
        Change in other noncurrent items                                                   (32)
                                                                           -------------------

        Net cash used for operating activities                                          (3,781)
                                                                           -------------------

Cash flows used for investing activities:
    Acquisition of property, plant and equipment, net                                     (118)
    Proceeds from sale of fixed assets                                                       3
    Payments received on notes receivable                                                    5
                                                                           -------------------

        Net cash used for investing activities                                            (110)
                                                                           -------------------

Cash flows provided by financing activities:
    Net borrowings of debt                                                               3,970
    Principal payments on capital lease                                                    (39)
                                                                           -------------------

        Net cash provided by financing activities                                        3,931
                                                                           -------------------

Net increase in cash                                                                        40

Cash, beginning of year                                                                     21
                                                                           -------------------

Cash, end of year                                                          $                61
                                                                           ===================

Supplemental cash flow information:

       Interest paid                                                       $               353
       Income taxes paid                                                                    65


                  The accompanying notes are an integral part
                         of the financial statements.

                               PB HERNDON COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                 (In thousands)
                                  June 30, 1996

1.       Summary of Significant Accounting Policies

         This summary of accounting policies of PB Herndon Company (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         Business Activity--The Company is a distributor and manufacturers' representative of fastening products for the aerospace industry. The Company grants credit to customers who are engaged in the commercial aircraft, military aerospace and electronics industries.

         Accounting Basis--The Company uses the accrual basis of accounting.

         Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Uncollectible Accounts--An allowance for uncollectible accounts has not been provided as the Company historically has insignificant amounts of bad debt and management believes no current allowance is needed.

         Inventory--Inventory is stated at the lower of cost (using the moving average method) or market.

         Equipment--Equipment, stated at cost, is depreciated using declining-balance methods over the estimated useful lives of the related assets. Maintenance, repairs, and minor renewals are expensed as incurred. Major renewals, replacements and improvements are capitalized and depreciated over their estimated useful lives.

         Income Taxes--Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income taxable for federal and state tax reporting purposes including the utilization of the federal surtax exemption.

2.       Equipment

         Equipment, stated at cost, as of June 30, 1996, consists of the following:

         Furniture and fixtures                                        $                252
         Warehouse equipment                                                            269
         Computer equipment                                                             184
                                                                       --------------------

                                                                                        705
         Less accumulated depreciation                                                  317
                                                                       --------------------

                                                                       $                388
                                                                       ====================

         For the year ended June 30, 1996, depreciation expense was $118.

3.       Other Assets

         Other assets at June 30, 1996 consists of the following:

               Unsecured notes receivable from officers dated June 6,
               1995, due in 240 monthly installments of $2 including
               interest at 7.27%                                             $             231

               Current portion                                                              (5)
                                                                             -----------------

                                                                                           226
               Amortizable fees and licenses, net of accumulated
               amortization of $1                                                           14

               Collateral interest in life insurance                                       189
                                                                             -----------------

                                                                             $             429
                                                                             =================

4.       Line of Credit

         A line of credit with a financial institution allows for an $8,000 limit with interest payable monthly at rates ranging from 6.25% to 11.0%, through November 30, 1997. The line is secured by accounts receivable and inventories with personal guarantees from three officers. Loan covenants include a maximum cash flow leverage of 5.0, a minimum fixed charge ratio of 1.5 and a minimum net worth requirement. The Company is in compliance with all restrictive covenants as of June 30, 1996.

5.       Lease Commitments

         Long-Term Capital Lease Obligations:

         The Company has noncancellable capital lease obligations with assets and liabilities recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are included in equipment and depreciated over their estimated useful lives.

         As of June 30, 1996, capital lease obligations relate to:
               Office furniture and equipment, expiring February, 2001       $             128
               Automated packaging and computer equipment, expiring
                   April, 2000                                                              86
               Imaging and scanning equipment, expiring March, 2000                         64
               Automated bagging equipment, expiring July, 1997                              8
                                                                             -----------------

                                                                                           286

               Current portion of capital lease obligations                                (67)
                                                                             -----------------

                                                                             $             219
                                                                             =================

         Operating Leases:

         The Company's operating facility is leased from a related party under a three-year net lease commencing December 1, 1995, with monthly lease payments of $21. Rental expense of $288 includes $147 related to the current leased facilities. All other amounts related to previous leases not renewed.

         Three vehicles are leased under noncancellable agreements with expirations to April of 1998 and monthly lease payments of $3. Automobile expense includes $30 in lease payments on these vehicles for the year ended June 30, 1996.

         Future minimum rental payments required under noncancellable lease agreements are as follows:

                                                               Operating              Capital
                                                                Leases                Leases
                                                          ----------------     ------------------
               Years ending June 30,  1997                $            284     $               85
                                      1998                             277                     78
                                      1999                             105                     77
                                      2000                             ---                     66
                                      2001                             ---                     18
                                                          ----------------     ------------------

               Total minimum lease payments               $            666                    324
                                                          ================
               Less amounts representing interest                                              38
                                                                               ------------------

               Net minimum lease payments                                      $              286
                                                                               ==================

6.       Profit Sharing Plan

         The Company has a defined contribution profit sharing plan with a 401(k) elective deferral provision. This plan covers substantially all regular full-time employees. The plan allows annual contributions up to 15% of eligible wages at the discretion of the Board of Directors. Company contributions for the year ended June 30, 1996 were $30 are as follows:

               Profit sharing contributions                                  $               30
               401(k) matching funds                                                         21
                                                                             ------------------

                                                                             $               51
                                                                             ==================

7.       Income Taxes

         Deferred tax assets and liabilities as of June 30, 1996, consist of the following:

               Current deferred asset:
                   Federal                                                   $               19
                   State                                                                      3
                                                                             ------------------

                                                                             $               22
                                                                             ==================

               Noncurrent deferred liability:
                   Federal                                                   $                7
                   State                                                                      1
                                                                             ------------------

                                                                             $                8
                                                                             ==================

         Temporary differences consist of vacation accruals deductible for tax purposes when paid, resulting in a deferred asset and depreciation expensing provisions of the Internal Revenue Code resulting in a deferred liability.

         The provisions for income taxes consists of the following for the year ended June 30, 1996:

              Taxes currently payable:
                  Federal                                                    $            327
                  State                                                                    54
                                                                             ----------------

                                                                                          381

              Deferred income tax benefit:
                  Federal                                                                 (22)
                  State                                                                    (3)
                                                                             ----------------

                                                                                          (25)
                                                                             ----------------

              Total provision                                                $            356
                                                                             ================

8.       Related Party Transactions

         The Company has made advances to its officers which have been converted to notes receivable (see Note 3).

         The operating facility of the Company is leased from a related party, 100% owned by the stockholders (see Note 5). In addition, the Company is a guarantor on the mortgage of the related party.

9.       Concentration of Risk

         The Company has five major customers to whom sales for the year ended June 30, 1996, totaled approximately $12,782 with related amounts included in accounts receivable of approximately $921 at June 1996. The Company has not experienced any losses from uncollectable accounts on these customers.

                               PB HERNDON COMPANY

                                  BALANCE SHEET
                                   (Unaudited)
                            As of September 30, 1996

                                     ASSETS

(In thousands)

Current Assets:
    Cash                                                                     $                  112
    Accounts receivable                                                                       1,777
    Inventory                                                                                12,710
    Other                                                                                        28
                                                                             ----------------------

        Total current assets                                                                 14,627
                                                                             ----------------------

Net fixed assets                                                                                381

Other assets                                                                                    434
                                                                             ----------------------

        Total assets                                                         $               15,442
                                                                             ======================


                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Note payable--line of credit                                             $                7,840
    Accounts payable                                                                          3,243
    Other accrued liabilities                                                                   410
                                                                             ----------------------

        Total current liabilities                                                            11,493

Non-Current Liabilities:
    Notes payable                                                                               200
                                                                             ----------------------

        Total noncurrent liabilities                                                            200
                                                                             ----------------------

        Total liabilities                                                                    11,693
                                                                             ----------------------

Stockholders' Equity:
    Capital stock                                                                                10
    Capital surplus                                                                               0
    Retained earnings                                                                         3,739
                                                                             ----------------------

        Total stockholders' equity                                                            3,749
                                                                             ----------------------

        Total liabilities and stockholders' equity                           $               15,442
                                                                             ======================

                               PB HERNDON COMPANY

                               STATEMENT OF INCOME
                                   (Unaudited)
                  For the three months ended September 30, 1996

(In thousands except per share data)

Net sales                                                                    $              3,897

Cost of goods sold                                                                          2,423
                                                                             --------------------

    Gross profit                                                                            1,474

Selling, general and administrative expenses                                                  716
                                                                             --------------------

    Operating income                                                                          758

Interest expense, net                                                                         185
                                                                             --------------------

    Income from operations before taxes on income                                             573

Provision for taxes                                                                           229
                                                                             --------------------

    Net income                                                               $                344
                                                                             ====================

                               PB HERNDON COMPANY

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                  For the three months ended September 30, 1996

(In thousands)

Cash flows used for operating activities
    Net income                                                               $                344
    Adjustment to reconcile net income to net cash used for
        operating activities:
        Depreciation and amortization                                                          24
        Change in accounts receivable                                                        (341)
        Change in inventories                                                                (349)
        Change in payables and accrued liabilities                                           (640)
        Change in other current assets                                                         16
        Change in other noncurrent items                                                      (27)
                                                                             --------------------

        Net cash used for operating activities                                               (973)
                                                                             --------------------

Cash flows used for investing activities:
    Acquisition of property, plant and equipment, net                                         (17)
                                                                             --------------------

        Net cash used for investing activities                                                (17)
                                                                             --------------------

Cash flows provided by financing activities:
    Net borrowings of debt                                                                  1,041
                                                                             --------------------

        Net cash provided by financing activities                                           1,041
                                                                             --------------------

Net increase in cash                                                                           51

Cash, beginning of period                                                                      61
                                                                             --------------------

Cash, end of period                                                          $                112
                                                                             ====================

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

         The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 and Income Statements for the fiscal year ended March 31, 1996 and for the six months ended September 30, 1996 give effect to the acquisition of PB Herndon by the Company, using the purchase method of accounting. The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only and is not necessarily indicative of what combined earnings and results of operations would have been had the Company acquired PB Herndon at the beginning of the periods presented, nor is such information intended necessarily to be indicative of the future results of operations that may occur. The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and other financial data of the Company and historical financial statements of PB Herndon.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1996

                                                                    ASSETS
(In thousands)
                                         Banner                                     Eliminations/
                                        Aerospace              PB Herndon            Adjustments                Pro Forma
                                     ---------------       ---------------         ---------------           ----------------
Current Assets:
   Cash                              $             0       $           112         $           ---           $            112
   Accounts receivable, net                   56,958                 1,777                     ---                     58,735
   Inventory                                 227,185                12,710                     ---                    239,895
   Other                                      13,763                    28                     ---                     13,791
                                     ---------------       ---------------         ---------------           ----------------

        Total current assets                 297,906                14,627                     ---                    312,533
                                     ---------------       ---------------         ---------------           ----------------

Net fixed assets                              13,540                   381                     ---                     13,921
Investment in subsidiary                         ---                   ---                  14,750  (2)
                                                                                           (14,750) (4)                   ---
Other Assets:
   Cost in excess of net tangible
       assets of purchased
       businesses, net                        28,004                   ---                   3,451  (4)                31,455
   Other                                       4,996                   434                     ---                      5,430
                                     ---------------       ---------------         ---------------           ----------------

        Total other assets                    33,000                   434                   3,451                     36,885
                                     ---------------       ---------------         ---------------           ----------------

        Total assets                 $       344,446       $        15,442         $         3,451           $        363,339
                                     ===============       ===============         ===============           ================

                                                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                         Banner                                     Eliminations/
                                        Aerospace             PB Herndon             Adjustments                Pro Forma
                                     ---------------      ----------------         ---------------           ----------------
Total current liabilities            $        56,651      $         11,493         $        (7,500) (3)      $         60,644

Non-Current Liabilities:
    Long-term notes payable                  141,711                   200                  14,700  (2)               156,611
    Other                                        412                   ---                     ---                        412
                                     ---------------      ----------------         ---------------           ----------------

        Total non-current
            liabilities                      142,123                   200                  14,700                    157,023
                                     ---------------      ----------------         ---------------           ----------------

        Total liabilities                    198,774                11,693                   7,200                    217,667
                                     ---------------      ----------------         ---------------           ----------------

Stockholders Equity:
    Capital stock                             23,410                    10                     (10) (4)                23,410
    Capital surplus                          113,194                   ---                   7,500  (3)               113,194
                                                                                            (7,500) (4)
    Retained earnings                          9,068                 3,739                  (3,739) (4)                 9,068
                                     ---------------      ----------------         ---------------           ----------------

        Total stockholders' equity           145,672                 3,749                  (3,749)                   145,672
                                     ---------------      ----------------         ---------------           ----------------

        Total liabilities &
        stockholders' equity         $       344,446      $         15,442         $         3,451           $        363,339
                                     ===============      ================         ===============           ================


    The accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information are an integral part of these Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                    For the fiscal year ended March 31, 1996


(In thousands except per share data)       Banner                                Eliminations/
                                          Aerospace          PB Herndon           Adjustments            Pro Forma
                                       ---------------     ---------------     -----------------      ----------------
Net sales                              $       287,880     $        15,158     $             ---      $        303,038

Cost of goods sold                             209,609              10,775                   ---               220,384
                                       ---------------     ---------------     -----------------      ----------------

    Gross profit                                78,271               4,383                   ---                82,654

Selling, general and administrative             64,704               3,107                   ---                67,811
                                       ---------------     ---------------     -----------------      ----------------

    Operating income                            13,567               1,276                   ---                14,843

Interest expense, net                           10,972                 353                   670 (5)            11,995
                                       ---------------     ---------------     -----------------      ----------------

    Income from operations before
        taxes on income                          2,595                 923                  (670)                2,848

Provision for taxes                              1,040                 356                  (268)(5)             1,128
                                       ---------------     ---------------     -----------------      ----------------

    Net income                         $         1,555     $           567     $            (402)     $          1,720
                                       ===============     ===============     =================      ================

Earnings per common share              $          0.09                                                $           0.09
                                       ===============                                                ================

Weighted average number of shares               18,283                                                          18,283
                                       ===============                                                ================

    The accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information are an integral part of these Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   For the six months ended September 30, 1996

                                             Banner                                  Eliminations/
(In thousands except per share data)        Aerospace          PB Herndon             Adjustments              Pro Froma
                                         ---------------     ---------------       -----------------        ----------------
Net sales                                $       178,383     $         7,474       $             ---        $        185,857

Cost of goods sold                               127,588               5,044                     ---                 132,632
                                         ---------------     ---------------       -----------------        ----------------

    Gross profit                                  50,795               2,430                     ---                  53,225

Selling, general and administrative               39,955               1,712                     ---                  41,667
                                         ---------------     ---------------       -----------------        ----------------

    Operating income                              10,840                 718                     ---                  11,558

Interest expense, net                              5,869                 301                     328 (5)               6,498
                                         ---------------     ---------------       -----------------        ----------------

    Income from operations before
        taxes on income                            4,971                 417                    (328)                  5,060

Provision for taxes                                1,990                 187                    (131)(5)               2,046
                                         ---------------     ---------------       -----------------        ----------------

    Net income                           $         2,981     $           230       $            (197)       $          3,014
                                         ===============     ===============       =================        ================

Earnings per common share                $          0.13                                                    $           0.13
                                         ===============                                                    ================

Weighted average number of shares                 23,405                                                              23,405
                                         ===============                                                    ================

    The accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information are an integral part of these Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1) There were no material intercompany transactions between the Company and PB Herndon.

(2) The adjustments of $14,750 to investment in subsidiary and $14,700 to long-term notes payable are to record the purchase price and other costs relating to the acquisition and to record the increase in the debt balance due to the acquisition.

(3) The adjustments of $7,500 to total current liabilities and capital surplus are to record the paydown of existing debt of PB Herndon as a result of the capital contributions from shareholders.

(4) The adjustment of $3,451 to cost in excess of net tangible assets of purchased businesses, net is to record the excess of the purchase price over the net tangible assets acquired which is the result of the investment of $14,700 less the capital contribution of $7,500 and the book value of PB Herndon of $3,749. The goodwill will be amortized over 40 years.

(5) The adjustments of $670 and $328 to interest expense and $268 and $131 to provision for taxes for the twelve months ended March 31, 1996 and six months ended September 30, 1996, respectively, are to record the increases in the interest expense and related provision for taxes due to the increase in debt balance of $14,700 as a result of the acquisition net of the capital contribution less current debt outstanding of $7,500 received by PB Herndon prior to the acquisition.